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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1997 on the financial statements of GulfMark Retained Assets (a business segment of GulfMark International, Inc.) at December 31, 1996 and 1995 and each of the three years in the period ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


/s/  ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Houston, Texas
January 29, 1998